Exhibit 99

NEWS RELEASE	Investor Contact: Wendy Hargus
(972) 946-5030
Investor_Relations@voughtaircraft.com

Media Contact: Lynne Warne
(615) 974-6003
warnely@voughtaircraft.com
Vought Reports First Quarter 2008 Financial Results
First Quarter 2008 Highlights Compared to First Quarter 2007:
•	Revenue increased 12 percent to $425.4 million

•	Net Income increased 49 percent to $28.7 million

•	Adjusted EBITDA increased 7 percent to $79.3 million
Summary of Financial Results
$ in millions

	Three Months Ended
	March 30,	April 1,
	2008	2007	$ Change
Revenue	$425.4	$380.7	$44.7
Operating income	$44.8	$34.2	$10.6
Net income (loss)	$28.7	$19.2	$9.5
Adjusted EBITDA[1]	$79.3	$74.2	$5.1
Net cash provided by (used in) operating activities	$(15.2)	$19.8	$(35.0)
Free Cash Flow[1]	$(34.2)	$2.3	$(36.5)

[1]	Non-GAAP financial measure. A complete definition and reconciliation of non-GAAP financial measures, identified by the number [1], is provided later in the release.
     DALLAS, MAY 12, 2008 — Vought Aircraft Industries, Inc. today reported financial results for its first quarter ended March 30.
     First Quarter Results
          Revenue for the three months ended March 30 was $425.4 million, an increase of $44.7 million or 12 percent, compared with revenue of $380.7 million for the same period last year. The growth was driven by increases in both the commercial and military categories.

•	Commercial revenue increased by $21.4 million or 11 percent. Revenues for our Boeing programs increased by $11.1 million primarily due to increased non-recurring sales for development and start-up of the 747-8 program and initial deliveries for the 787 program. In addition, revenues for our Airbus programs increased $10.3 million primarily due to higher sales for the A330 program.

•	Military revenue increased $23.4 million or 20 percent, primarily due to higher delivery rates on the H-60 program and timing of deliveries for the Global Hawk program.

•	Business jet revenue remained flat during the period with minimal fluctuations on a program-by-program basis.
          Funded backlog increased 22 percent to $3.9 billion at the end of the quarter compared to $3.2 billion as of April 1, 2007, due to increased orders across all categories. Vought’s calculation of backlog includes only funded orders, which causes backlog to be substantially lower than the estimated aggregate dollar value of contracts and may not be comparable to others in the industry.
          Operating income for the first quarter of 2008 was $44.8 million, an increase of $10.6 million compared to the same period last year. Net income for the first quarter of 2008 was $28.7 million, compared to net income of $19.2 million for the same period last year. These increases are primarily due to the release of $22.6 million of purchase accounting reserves related to 747 program, reflecting the anticipated completion of the deliveries for the 747-400 model. Partially offsetting this increase was the C-17 program’s increased costs as it transitions from a multi-year agreement to a single-year agreement.
          Adjusted EBITDA1, as defined in the company’s senior secured credit agreement, was $79.3 million for the first quarter of 2008, compared to $74.2 million for the same period last year. The $5.1 million increase is due to the increases in income discussed above, partially offset by lower 787 non-recurring cost add-backs allowable under our credit agreement.
          Vought had negative $34.2 million of Free Cash Flow1 for the first quarter of 2008 compared to positive $2.3 million in 2007. The decrease of $36.5 million is primarily due to the timing of payments received from customers and increased working capital requirements for the 787 program. Cash expenditures for the 787 program were $103 million for the first quarter of 2008 excluding customer advances and including start-up, capital and working capital production costs.
          “Vought’s performance for the first quarter of 2008 confirms sustained growth in our programs, supported by ongoing operational excellence initiatives,” said Vought’s President and Chief Executive Officer Elmer Doty. “Additionally, by taking actions to improve our liquidity, we are able to support the required investments for program development and ongoing manufacturing operations.”

787 Program Update
          Vought’s performance on the 787 program continues to improve. In response to Boeing’s recently announced delivery schedule change, the company is implementing changes to minimize costs as it slows down factory production activities. Vought is implementing actions to rebalance its work force, supply base and its capital and tooling plans to support the new schedule requirements while mitigating the financial impact caused by these delays. Additionally, Vought reached an interim partial agreement with Boeing regarding several contractual claims, including the settlement of certain non-recurring expenses, and the receipt of cash advances of $122 million in March. Also, as previously disclosed, Vought agreed to sell its ownership interest in Global Aeronautica to Boeing and expects this transaction to close later this year. “As we slow down production to meet Boeing’s revised schedule, we will continue to closely monitor our program performance and cash flow,” said Joy Romero, Vought’s Vice President, 787 Program.
Financing Update
          On May 6, 2008, Vought borrowed an additional $200 million of term loans pursuant to our existing senior secured credit facilities. This additional funding will provide Vought sufficient liquidity for its current business plan and to meet current contractual commitments in the near term.

Non-GAAP Financial Measure Disclosure
          EBITDA, Adjusted EBITDA and Free Cash Flow (indicated by the number 1) as presented in this press release are supplemental measures of performance and our ability to satisfy our debt covenants. None of these measures is required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP) in the United States. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. The senior secured credit agreement signed in December 2004 contains maintenance ratios and other financial covenants that are based on the calculation of Adjusted EBITDA. We believe it is necessary to present Adjusted EBITDA to enable investors to assess the strength of our underlying business. Reconciliation between these non-GAAP financial measures and the most directly comparable GAAP financial measures is presented at the end of this press release.
Conference Call Details
          Vought Aircraft Industries, Inc. will host a conference call on Monday, May 12 at 2 p.m. Eastern time (1 p.m. Central time) to discuss its first quarter results. To access the conference call, dial (888) 680-0869 (United States) or (617) 213-4854 (International) with passcode 57664058. Please call 10 minutes prior to the start time. A replay of the conference call will be available through May 26, which can be accessed by dialing (888)-286-8010 (United States) or (617)-801-6888 (International) with passcode 40853798.
          Vought’s conference call will be supplemented by a series of slides appearing on the company’s Web site. Listeners are encouraged to view these materials in conjunction with the call. The presentation will be posted on the home page of the Web site on the morning of the call.

About Vought
          Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components for prime manufacturers of aircraft. Vought has annual revenue of approximately $1.6 billion and about 6,600 employees in nine U.S. locations.
Disclaimer on Forward Looking Statements
          This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. Vought’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the airline industry, the level of new commercial aircraft orders, production rates for commercial and military aircraft, the level of defense spending, competitive pricing pressures, manufacturing inefficiencies, start-up costs and possible overruns on new contracts, technology and product development risks and uncertainties, availability of materials and components from suppliers and other factors beyond the company’s control. Additional risk factors are described in the company’s filings with the SEC.

Vought Aircraft Industries, Inc.
Consolidated Balance Sheets
($ in millions, except share amounts)

	March 30,
	2008	December 31,
	(unaudited)	2007
Assets
Current assets:
Cash and cash equivalents	$41.4	$75.6
Trade and other receivables	138.4	81.4
Inventories	358.5	362.8
Other current assets	10.8	6.4

Total current assets	549.1	526.2

Property, plant and equipment, net	513.3	507.0
Goodwill	527.7	527.7
Identifiable intangible assets, net	36.5	40.1
Debt origination costs, net and other assets	10.6	11.5
Investment in joint venture	8.0	8.4

Total assets	$1,645.2	$1,620.9

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$177.2	$178.7
Accrued and other liabilities	65.2	74.1
Accrued payroll and employee benefits	43.3	48.2
Accrued post-retirement benefits-current	47.2	47.2
Accrued pension-current	0.7	0.7
Current portion of long-term bank debt	4.0	4.0
Accrued contract liabilities	250.2	230.4

Total current liabilities	587.8	583.3

Long-term liabilities:
Accrued post-retirement benefits	481.1	482.0
Accrued pension	347.1	361.2
Long-term bank debt, net of current portion	409.0	409.0
Long-term bond debt	270.0	270.0
Other non-current liabilities	179.3	181.2

Total liabilities	2,274.3	2,286.7

Stockholders’ equity (deficit):
Common stock, par value $.01 per share; 50,000,000 shares authorized, 24,783,756 and 24,768,991 issued and outstanding at March 30, 2008 and December 31 2007, respectively	0.3	0.3
Additional paid-in capital	418.0	417.4
Shares held in rabbi trust	(1.6)	(1.6)
Accumulated deficit	(566.3)	(595.0)
Accumulated other comprehensive loss	(479.5)	(486.9)

Total stockholders’ equity (deficit)	$(629.1)	$(665.8)

Total liabilities and stockholders’ equity (deficit)	$1,645.2	$1,620.9

Vought Aircraft Industries, Inc.
Consolidated Statements of Operations
(unaudited, $ in millions)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007
Revenue	$425.4	$380.7

Costs and expenses

Cost of sales	326.3	292.5
Selling, general and administrative expenses	54.3	54.0

Total costs and expenses	380.6	346.5

Operating income	44.8	34.2

Other income (expense)
Interest income	0.1	1.3
Other loss	—	(0.1)
Equity in loss of joint venture	(0.4)	(0.3)
Interest expense	(15.8)	(15.9)

Income before income taxes	28.7	19.2
Income tax expense	—	—

Net income	$28.7	$19.2

Vought Aircraft Industries, Inc.
Consolidated Statements of Cash Flows
(unaudited, $ in millions)

	Three Months Ended
	March 30,	April 1,
	2008	2007
Operating activities
Net income	$28.7	$19.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16.0	15.1
Stock compensation expense	0.6	0.7
Equity in losses of joint venture	0.4	0.3
Loss from asset disposals	0.3	0.4
Changes in current assets and liabilities:
Trade and other receivables	(57.0)	(39.3)
Inventories	4.3	14.1
Other current assets	(4.4)	(3.2)
Accounts payable, trade	(1.5)	(15.0)
Accrued payroll and employee benefits	(4.9)	(9.7)
Accrued and other liabilities	(8.9)	—
Accrued contract liabilities	19.8	50.1
Other assets and liabilities—long-term	(8.6)	(12.9)

Net cash provided by (used in) operating activities	(15.2)	19.8
Investing activities
Capital expenditures	(19.0)	(17.5)
Investment in joint venture	—	(4.5)

Net cash used in investing activities	(19.0)	(22.0)
Financing activities
Proceeds from short-term bank debt	138.0	—
Payments on short-term bank debt	(138.0)	—
Payments on long-term bank debt	—	(1.0)
Payments on capital leases	—	(0.2)

Net cash provided by (used in) financing activities	—	(1.2)

Net decrease in cash and cash equivalents	(34.2)	(3.4)
Cash and cash equivalents at beginning of period	75.6	93.4

Cash and cash equivalents at end of period	$41.4	$90.0

Vought Aircraft Industries Inc.
Supplemental Financial Data
($ in millions)
(Unaudited)

	Three Months Ended
	March 30,	April 1,
	2008	2007	Change
Revenue as Reported:
Commercial	$215.2	$193.8	$21.4
Military	137.9	114.5	23.4
Business jets	72.3	72.4	(0.1)

Total	$425.4	$380.7	$44.7

	Three Months
	Ended
	March 30,	April 1,
	2008	2007
% Mix for Revenue
Commercial	51%	51%
Military	32%	30%
Business jets	17%	19%

Total	100%	100%

	Three Months
	Ended
	March 30,	April 1,
	2008	2007	Change
Revenue Backlog
Commercial	$2,309.1	$2,034.7	$274.4
Military	820.4	598.8	221.6
Business jets	741.7	606.8	134.9

Total revenue backlog	$3,871.2	$3,240.3	$630.9

Vought Aircraft Industries, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measure that our management uses to assess our operating performance and, in the case of Adjusted EBITDA, to assess our compliance with the covenants in our senior credit agreement, our ongoing ability to meet our obligations and manage our levels of indebtedness.
Adjusted EBITDA is calculated in accordance with our senior credit agreement and includes adjustments that are material to our operations but that our management does not consider reflective of our ongoing core operating performance.
Pursuant to our senior credit agreement Adjusted EBITDA is calculated by making adjustments to our net income to eliminate the effect of our (1) net income tax expense, (2) net interest expense, (3) any amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness, (4) depreciation and amortization expense, (5) any extraordinary, unusual or non-recurring expenses or losses (including, losses on sales of assets outside of the ordinary course of business, non-recurring expenses associated with the 787 program and certain expenses associated with our facilities consolidation efforts) net of any extraordinary, unusual or non-recurring income or gains, (6) any other non-cash charges, expenses or losses, restructuring and integration costs, (7) stock-option based compensation expenses and (8) all fees and expenses paid pursuant to our Management Agreement with The Carlyle Group.
We believe that each of the adjustments made in order to calculate Adjusted EBITDA is meaningful to investors because they provide insight into specific events or conditions in our operations that impact our results of operations but that management does not consider reflective of our core operating performance, give them the ability to assess our compliance with the covenants in our senior credit agreement, our ongoing ability to meet our obligations and manage our levels of indebtedness. Accordingly, we provide investors Adjusted EBITDA so that they have the same perspective that our management has.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, Adjusted EBITDA has limitations as an analytical tool and such measure should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of this non-GAAP financial measure are:
•	it does not reflect our cash expenditures, or future requirements, for all contractual commitments;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service our indebtedness;

•	it does not reflect cash requirements for the payment of income taxes when due;

•	it does not reflect working capital requirements;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.
Free Cash Flow is calculated by subtracting our capital expenditures from our net cash provided by or used in operating activities. We believe that Free Cash Flow is useful to investors because it gives them an insight into how our operating cash flows are affected by the capital that is invested to continue and improve business operations, such as our investment in new programs. Because not all companies use identical calculations, the presentation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. Additionally, Free Cash Flow has limitations as an analytical tool and such measure should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of this non-GAAP financial measure are that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions.
Vought Aircraft Industries, Inc.
Reconciliation of Non-GAAP Measures
Adjusted EBITDA
(Unaudited)
($ in millions)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007
Net cash provided by (used in) operating activities	$(15.2)	$19.8
Interest expense, net	15.7	14.6
Income tax expense (benefit)	—	—
Stock compensation expense	(0.6)	(0.7)
Equity in losses of joint venture	(0.4)	(0.3)
Loss from asset sales and other losses	(0.3)	(0.4)
Debt amortization costs	(0.8)	(0.8)
Changes in operating assets and liabilities	61.2	15.9

EBITDA	$59.6	$48.1

Non-recurring investment in Boeing 787	16.5	23.8
Unusual charges — Plant consolidation & other non- recurring program costs	1.9	0.6
Loss on disposal of property, plant and equipment	0.3	0.4
Other	1.0	1.3

Adjusted EBITDA	$79.3	$74.2

Vought Aircraft Industries, Inc.
Reconciliation of Non-GAAP Measures
Free Cash Flow
(Unaudited)
($ in millions)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007

Net cash provided by (used in) operating activities	$(15.2)	$19.8
Less: Capital expenditures	(19.0)	(17.5)

Free Cash Flow	$(34.2)	$2.3